SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


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      Date of report (Date of earliest event reported - April 12, 1999):
                                April 16, 1999

                         OUTBOARD MARINE CORPORATION
              (Exact name of registrant as specified in charter)

          Delaware                         1-2883                  36-1589715
(State or other jurisdiction        (Commission File No.)        (IRS Employer
     of incorporation)                                       Identification No.)

100 Sea Horse Drive, Waukegan, Illinois                                 60085
(Address of Principal Executive Offices)                             (Zip Code)

      Registrant's telephone number, including area code: (847) 689-6200

Item 4.  Change in Registrant's Certifying Accountant.

         (a) On April 12, 1999, Outboard Marine Corporation (the "Registrant") dismissed Arthur Andersen LLP as its independent certified public accountant. There have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of Arthur Andersen LLP on the Registrant's financial statements for the three month transition period ended December 31, 1998 and for each of the fiscal years ended September 30, 1998 and 1997, or any subsequent interim period. The Audit Committee of the Registrant's Board of Directors approved the change of accountants and that action was ratified by the Board of Directors of the Registrant. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures leading to their dismissal.

         There were no reportable events, in each case, during either of the Registrant's two most recent fiscal years or any subsequent interim period.

         (b) Simultaneously with the dismissal of its former accountants, the Registrant approved and engaged KPMG Peat Marwick LLP to act as its independent certified public accountant as successor to Arthur Andersen LLP. During the Registrant's two most recent fiscal years or subsequent interim periods the Registrant has not consulted KPMG Peat Marwick LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      EXHIBITS

         16.1 Letter from Arthur Andersen LLP dated April 16, 1999, addressed to the Securities and Exchange Commission.


                                   SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                                 OUTBOARD MARINE CORPORATION

Dated: April 16, 1999                           By /s/   Andrew P. Hines
                                                ----------------------------
                                                Executive Vice President and
                                                Chief Financial Officer